SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 1, 2003

COAST BANCORP

(Exact name of registrant as specified in its charter)

California	000-32827	77-0567091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Marsh Street, San Luis Obispo, California	93401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (805) 541-0400

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events.

Effective November 1, 2003, Davina Palazzo was promoted to Executive Vice President, Small Business Lending Manager of Coast Bancorp’s subsidiary, Coast National Bank.

Effective November 1, 2003, Leah Pauly was promoted to Executive Vice President Chief Credit Officer of Coast Bancorp’s subsidiary, Coast National Bank.

Effective November 19, 2003  Thomas J. Sherman ceased to be President, Chief Operating Officer,  Chief Financial Officer, and a director of Coast Bancorp and President, Chief Operating Officer, Chief Credit Officer, and a director of Coast Bancorp’s subsidiary, Coast National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2003	COAST BANCORP

/s/ Jack C. Wauchope
Jack C. Wauchope, Chairman and Chief
Executive Officer (Principal Executive Officer)